May 2019

Preliminary Terms No. 2,036

Registration Statement Nos. 333-221595; 333-221595-01

Dated May 29, 2019

Filed pursuant to Rule 433

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley.  The securities do not guarantee the repayment of principal, do not provide for the regular payment of interest and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document.  Beginning after one year, the securities will be automatically redeemed if the determination closing price on any of the quarterly determination dates is greater than or equal to the initial share price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least 14.00% per annum (to be determined on the pricing date), as described below.  No further payments will be made on the securities once they have been redeemed.  At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the initial share price, investors will receive a fixed positive return that will also correspond to a return of at least 14.00% per annum (to be determined on the pricing date), as set forth below.  If the securities are not automatically redeemed prior to maturity and the final share price is less than the initial share price but greater than or equal to 65% of the initial share price, which we refer to as the downside threshold level, investors will receive the stated principal amount of their investment.  However, if the securities are not automatically redeemed prior to maturity and the final share price is less than the downside threshold level, investors will be exposed to the decline in the underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.  These long-dated securities are for investors who are willing to risk their principal and forego current income and participation in the appreciation of the underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the underlying shares close at or above the initial share price on a quarterly determination date or the final determination date, respectively, with no possibility of an early redemption until after the one-year non-call period and the limited protection against loss that applies only if the final share price is greater than or equal to the downside threshold level.  Investors will not participate in any appreciation of the iShares PHLX Semiconductor ETF.  The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk.  If we default on our obligations, you could lose some or all of your investment.  These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying shares:	Shares of the iShares PHLX Semiconductor ETF (the “Fund”)
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	May 31, 2019
Original issue date:	June 5, 2019 (3 business days after the pricing date)
Maturity date:	June 5, 2024
Early redemption:	The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following the initial 1-year non-call period, if, on any quarterly determination date (other than the final determination date), beginning on June 3, 2020, the determination closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 14.00% per annum, to be determined on the pricing date) for each quarterly determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Beginning after one year, quarterly. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. We also refer to May 31, 2024 as the final determination date.

The determination dates are subject to postponement for non-trading days and certain market disruption events.

Early redemption dates:	See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.
Initial share price:	$ , which is the closing price of one underlying share on the pricing date
Final share price:	The determination closing price on the final determination date
Determination closing price:	The closing price of one underlying share on any determination date times the adjustment factor on such determination date
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying shares
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•

If the final share price is greater than or equal to the initial share price:

At least $1,700 (to be determined on the pricing date)

•

If the final share price is less than the initial share price but is greater than or equal to the downside threshold level:

$1,000

•

If the final share price is less than the downside threshold level:

$1,000 × share performance factor.

Under these circumstances, you will lose at least 35%, and possibly all, of your investment.

Downside threshold level:	$ , which is equal to 65% of the initial share price
Share performance factor:	Final share price divided by the initial share price
CUSIP:	61769HDS1
ISIN:	US61769HDS13
Listing:	The securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”) , an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $984.80 per security, or within $20.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per security	$1,000	$	$
Total	$	$	$
(1)	MS & Co. will act as the agent for this offering and will not receive a sales commission in connection with sales of the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)	See “Use of proceeds and hedging” on page 21.

The securities involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below.  Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017	Index Supplement dated November 16, 2017
Prospectus dated November 16, 2017

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

Determination Dates, Early Redemption Dates and Early Redemption Payments

(Beginning After One Year)

Determination Dates		Early Redemption Dates		Early Redemption Payments (per $1,000 Security)
1st determination date:	June 3, 2020	1st early redemption date:	June 8, 2020	At least $1,140
2nd determination date:	August 31, 2020	2nd early redemption date:	September 3, 2020	At least $1,175
3rd determination date:	November 30, 2020	3rd early redemption date:	December 3, 2020	At least $1,210
4th determination date:	March 1, 2021	4th early redemption date:	March 4, 2021	At least $1,245
5th determination date:	June 1, 2021	5th early redemption date:	June 4, 2021	At least $1,280
6th determination date:	August 31, 2021	6th early redemption date:	September 3, 2021	At least $1,315
7th determination date:	November 30, 2021	7th early redemption date:	December 3, 2021	At least $1,350
8th determination date:	February 28, 2022	8th early redemption date:	March 3, 2022	At least $1,385
9th determination date:	May 31, 2022	9th early redemption date:	June 3, 2022	At least $1,420
10th determination date:	August 31, 2022	10th early redemption date:	September 6, 2022	At least $1,455
11th determination date:	November 30, 2022	11th early redemption date:	December 5, 2022	At least $1,490
12th determination date:	February 28, 2023	12th early redemption date:	March 3, 2023	At least $1,525
13th determination date:	May 31, 2023	13th early redemption date:	June 5, 2023	At least $1,560
14th determination date:	August 31, 2023	14th early redemption date:	September 6, 2023	At least $1,595
15th determination date:	November 30, 2023	15th early redemption date:	December 5, 2023	At least $1,630
16th determination date:	February 29, 2024	16th early redemption date:	March 5, 2024	At least $1,665
Final determination date:	May 31, 2024	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment with respect to each determination date will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to a return of at least 14.00% per annum.

May 2019	Page 2

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period (the “securities”) do not provide for the regular payment of interest and do not guarantee the repayment of principal. Instead, beginning after one year, the securities will be automatically redeemed if the determination closing price on any quarterly determination date is greater than or equal to the initial share price, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of at least 14.00% per annum (to be determined on the pricing date), as described below.  At maturity, if the securities have not previously been redeemed and the final share price is greater than or equal to the initial share price, investors will receive a fixed positive return that will also correspond to a return of at least 14.00% per annum (to be determined on the pricing date), as set forth below.  If the final share price is less than the initial share price but greater than or equal to the downside threshold level, which is 65% of the initial share price, investors will receive the stated principal of $1,000.  However, if the final share price is less than the downside threshold level, investors will be exposed to the decline in the underlying shares on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	5 years
Automatic early redemption (beginning after one year):	The securities are not subject to automatic early redemption until approximately one year after the original issue date. Following this initial 1-year non-call period, if, on any quarterly determination date, the determination closing price of the underlying shares is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of at least 14.00% per annum) for each quarterly determination date, as follows*:

•   1st determination date:

At least $1,140

•   2nd determination date:

At least $1,175

•   3rd determination date:

At least $1,210

•   4th determination date:

At least $1,245

•   5th determination date:

At least $1,280

•   6th determination date:

At least $1,315

•   7th determination date:

At least $1,350

•   8th determination date:

At least $1,385

•   9th determination date:

At least $1,420

•   10th determination date:

At least $1,455

•   11th determination date:

At least $1,490

•   12th determination date:

At least $1,525

•   13th determination date:

At least $1,560

•   14th determination date:

At least $1,595

•   15th determination date:

At least $1,630

•   16th determination date:

At least $1,665

* The actual early redemption payment with respect to each applicable determination date will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

May 2019	Page 3

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•

If the final share price is greater than or equal to the initial share price:

At least $1,700 (to be determined on the pricing date)

•

If the final share price is less than the initial share price but greater than or equal to the downside threshold level:

$1,000

•

If the final share price is less than the downside threshold level:

$1,000 × share performance factor

If the final share price is less than the downside threshold level, investors will be fully exposed to the negative performance of the underlying shares and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero.  Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

May 2019	Page 4

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

The original issue price of each security is $1,000.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000.  We estimate that the value of each security on the pricing date will be approximately $984.80, or within $20.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying shares.  The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying shares, instruments based on the underlying shares, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts and the downside threshold level, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

May 2019	Page 5

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest.  Instead, beginning after one year, the securities will be automatically redeemed for an early redemption amount (corresponding to a return of at least 14.00% per annum, to be determined on the pricing date) if the determination closing price on any quarterly determination date is greater than or equal to the initial share price.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur.  Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity	Beginning after one year, when the underlying shares close at or above the initial share price on any quarterly determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of at least 14.00% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlying shares.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity	This scenario assumes that the underlying shares close below the initial share price on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying shares close at or above the initial share price. At maturity, investors will receive a cash payment equal to at least $1,700 per stated principal amount, corresponding to a return of at least 14.00% per annum (to be determined on the pricing date). Investors do not participate in any appreciation of the underlying shares.
Scenario 3: The securities are not redeemed prior to maturity, and investors receive the stated principal amount at maturity	This scenario assumes that the underlying shares close below the initial share price on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying shares close below the initial share price but at or above the downside threshold level of 65% of the initial share price. At maturity, investors will receive a cash payment equal to the stated principal amount of $1,000.
Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a significant loss of principal at maturity	This scenario assumes that the underlying shares close below the initial share price on each of the quarterly determination dates (beginning after one year). Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying shares close below the downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

May 2019	Page 6

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only.  Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price on each of the quarterly determination dates (beginning after one year), and the payment at maturity will be determined by reference to the determination closing price on the final determination date.  The actual initial share price, downside threshold level and early redemption payment amounts will be determined on the pricing date.  Some numbers appearing in the examples below have been rounded for ease of analysis.  All payments on the securities are subject to our credit risk.  The below examples are based on the following terms:

Hypothetical Initial Share Price:	$175.00
Hypothetical Downside Threshold Level:	$113.75, which is 65% of the hypothetical initial share price
Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 14.00% per annum) for each quarterly determination date (beginning after one year), as follows:

•   1st determination date:

$1,140

•   2nd determination date:

$1,175

•   3rd determination date:

$1,210

•   4th determination date:

$1,245

•   5th determination date:

$1,280

•   6th determination date:

$1,315

•   7th determination date:

$1,350

•   8th determination date:

$1,385

•   9th determination date:

$1,420

•   10th determination date:

$1,455

•   11th determination date:

$1,490

•   12th determination date:

$1,525

•   13th determination date:

$1,560

•   14th determination date:

$1,595

•   15th determination date:

$1,630

•   16th determination date:

$1,665

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

•

If the final share price is greater than or equal to the initial share price:

$1,700 (the actual payment at maturity for this scenario will be determined on the pricing date)

•

If the final share price is less than the initial share price but greater than or equal to the downside threshold level:

$1,000

•

If the final share price is less than the downside threshold level:

$1,000 × share performance factor

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Adjustment Factor:	1.0

May 2019	Page 7

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$155.00 (below the initial share price, securities are not redeemed)	--
2nd Determination Date	$210.00 (at or above the initial share price, securities are automatically redeemed)	$1,175.00

In this example, the determination closing price on the first determination date is below the initial share price, and the determination closing price on the second determination date is at or above the initial share price.  Therefore the securities are automatically redeemed on the second early redemption date.  Investors will receive $1,175.00 per security on the related early redemption date, corresponding to an annual return of approximately 14.00%.  No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying shares.

May 2019	Page 8

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

Payment at Maturity

In the following examples, the determination closing price on each of the quarterly determination dates (beginning after one year) is less than the initial share price, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — the final share price is at or above the initial share price

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$150.00 (below the initial share price, securities are not redeemed)	--
2nd Determination Date	$120.00 (below the initial share price, securities are not redeemed)	--
3rd Determination Date	$110.00 (below the initial share price, securities are not redeemed)	--
4th Determination Date	$130.00 (below the initial share price, securities are not redeemed)	--
5th to 16th Determination Dates	Various closing values (all below the initial share price, securities are not redeemed)	--
Final Determination Date	$315.00 (at or above the initial share price)	$1,700

In this example, the determination closing price is below the initial share price on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity.  On the final determination date, the underlying shares have appreciated 80% from the hypothetical initial share price.  At maturity, investors receive $1,700 per security, corresponding to an annual return of approximately 14.00%.  However, investors do not participate in the appreciation of the underlying shares over the term of the securities.

Example 2 — the final share price is below the initial share price but at or above the downside threshold level

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$150.00 (below the initial share price, securities are not redeemed)	--
2nd Determination Date	$120.00 (below the initial share price, securities are not redeemed)	--
3rd Determination Date	$110.00 (below the initial share price, securities are not redeemed)	--
4th Determination Date	$130.00 (below the initial share price, securities are not redeemed)	--
5th to 16th Determination Dates	Various closing values (all below the initial share price, securities are not redeemed)	--
Final Determination Date	$150.00 (below the initial share price but at or above the downside threshold	$1,000

May 2019	Page 9

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities level)

In this example, the determination closing price is below the initial share price on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity.  On the final determination date, the final share price is below the initial share price but at or above the downside threshold level, and accordingly, investors receive a payment at maturity equal to the stated principal amount of $1,000 per security.

Example 3 — the final share price is below the downside threshold level

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$150.00 (below the initial share price, securities are not redeemed)	--
2nd Determination Date	$120.00 (below the initial share price, securities are not redeemed)	--
3rd Determination Date	$110.00 (below the initial share price, securities are not redeemed)	--
4th Determination Date	$130.00 (below the initial share price, securities are not redeemed)	--
5th to 16th Determination Dates	Various closing values (all below the initial share price, securities are not redeemed)	--
Final Determination Date	$87.50 (below the downside threshold level)	$1,000 × share performance factor = $1,000 × 50% = $500

In this example, the determination closing price is below the initial share price on each of the determination dates before the final determination date, and therefore the securities are not redeemed prior to maturity.  On the final determination date, the final share price is below the downside threshold level, and accordingly, investors are fully exposed to the negative performance of the underlying shares over the term of the securities, and will receive a payment at maturity that is significantly less than the stated principal amount of the securities.  The payment at maturity is $500 per security, representing a loss of 50% on your investment.

If the securities are not redeemed prior to maturity and the final share price is less than the downside threshold level, you will lose a significant portion or all of your investment in the securities.

May 2019	Page 10

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities.  For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus.  We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final share price is less than the downside threshold level, you will be exposed to the decline in the closing price of the underlying shares, as compared to the initial share price, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the share performance factor. In this case, the payment at maturity will be less than 65% of the stated principal amount and could be zero.

▪	The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payments specified for each determination date, if the underlying shares close at or above the initial share price on any of the first sixteen determination dates, or to the fixed upside payment at maturity, if the securities have not been redeemed and the final share price is at or above the initial share price. You will not participate in any appreciation of the underlying shares, which could be significant.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the closing price of the underlying shares on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price, volatility (frequency and magnitude of changes in value) and dividends of the underlying shares and of the securities composing the PHLX Semiconductor SectorSM Index (the “share underlying index”),

o	interest and yield rates in the market,

o	the time remaining until the securities mature,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying shares or the securities markets generally and which may affect the final share price of the underlying shares,

o	the occurrence of certain events affecting the underlying shares that may or may not require an adjustment to the adjustment factor, and

o	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above.  Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity.  You cannot predict the future performance of the iShares PHLX Semiconductor ETF based on its historical performance.  There can be no assurance that the closing value of the underlying shares will be at or above the initial share price on any of the quarterly determination dates (beginning after one year) or above the downside threshold level on the final determination date so that you do not suffer a significant loss on your initial investment in the securities.  See “iShares PHLX Semiconductor ETF Overview” below.

May 2019	Page 11

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

The price of the underlying shares may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen.  See “iShares PHLX Semiconductor ETF Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

▪	There are risks associated with investments concentrated in the semiconductor sector. All or substantially all of the equity securities held by the iShares PHLX Semiconductor ETF are issued by companies whose primary line of business is directly associated with the design, distribution, manufacture and sale of semiconductors. The values of companies that are involved in the semiconductor industry are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation, changes in the prices and availability of raw materials and competition in the semiconductor industry, both domestically and internationally, including competition from foreign competitors with potentially lower productions costs. Such companies may also be heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, such companies may face competition for the services of, and difficulties in employing and retaining, qualified personnel. Any of these factors could cause the value of some or all of the securities included in the Fund, and thus, the price of the Fund, to decline during the term of the securities.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed in the first year of the term of the securities.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.

May 2019	Page 12

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

▪	Not equivalent to investing in the underlying shares or the securities composing the share underlying index. Investing in the securities is not equivalent to investing in the underlying shares, the share underlying index or the securities that constitute the share underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying shares or the stocks that constitute the share underlying index.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying shares, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying shares or the share underlying index), including trading in the underlying shares as well as in other instruments related to the underlying shares or the share underlying index. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying shares or the stocks that constitute the share underlying index and other financial instruments related to the share underlying index and other financial instruments related to the underlying shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying shares must close on the determination dates so that the securities are redeemed prior

May 2019	Page 13

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities to maturity for the early redemption payment, and (ii) the downside threshold level, which is the price at or above which the underlying shares must close on the final determination date so that you are not exposed to the negative price performance of the underlying shares at maturity.  Additionally, such hedging or trading activities during the term of the securities could potentially affect the price of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the downside threshold level, whether the securities will be redeemed on any early redemption date, the final share price, whether to make any adjustments to the adjustment factor and the payment you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factor, may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	Adjustments to the iShares PHLX Semiconductor ETF or to the share underlying index could adversely affect the value of the securities. The investment advisor to the iShares PHLX Semiconductor ETF, BlackRock Fund Advisors (the “Investment Advisor”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the share underlying index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the iShares PHLX Semiconductor ETF. Any of these actions could adversely affect the price of the Fund and, consequently, the value of the securities. Nasdaq Inc. is responsible for calculating and maintaining the share underlying index. Nasdaq Inc. may add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index, and, consequently, the price of the Fund and the value of the securities. Nasdaq Inc. may discontinue or suspend calculation or publication of the share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of the iShares PHLX Semiconductor ETF, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the iShares PHLX Semiconductor ETF. The iShares PHLX Semiconductor ETF does not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the Fund will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of the Fund and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the Fund may impact the variance between the performances of the Fund and the share underlying index. Finally, because the shares of the Fund are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the Fund may differ from the net asset value per share of the Fund.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the Fund may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the Fund may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the Fund, and their ability to create and redeem shares of the Fund may be disrupted. Under these circumstances, the market price of shares of the Fund may vary substantially from the net asset value per share of the Fund or the level of the share underlying index.

May 2019	Page 14

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

For all of the foregoing reasons, the performance of the Fund may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the Fund.  Any of these events could materially and adversely affect the price of the shares of the Fund and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the Fund on the final determination date, even if the Fund’s shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the Fund.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the Fund. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the Fund. However, the calculation agent will not make an adjustment for every event that could affect the Fund. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the adjustment factor may materially and adversely affect the value of the securities.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. Additionally, as discussed under “United States Federal Taxation—FATCA” in the accompanying product supplement for auto-callable securities, the withholding rules commonly referred to as “FATCA” would apply to the securities if they were recharacterized as debt instruments. However, recently proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

May 2019	Page 15

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

iShares PHLX Semiconductor ETF Overview

The iShares PHLX Semiconductor ETF (the “Fund”) is an exchange-traded fund managed by iShares Trust (“iShares”), a registered investment company, that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the PHLX Semiconductor SectorSM Index. Information provided to or filed with the Securities and Exchange Commission (“the Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that such publicly available information regarding the Fund is accurate or complete.

Information as of market close on May 22, 2019:

Bloomberg Ticker Symbol:	SOXX UP
Current Share Price:	$183.00
52 Weeks Ago:	$185.52
52 Week High (on 4/24/2019):	$215.77
52 Week Low (on 12/24/2018):	$145.30

The following graph shows the daily closing prices of the Fund for each day from January 1, 2014 through May 22, 2019.  The associated table sets forth the published high and low closing prices of, as well as the end-of-quarter closing prices, of the Fund for each quarter from January 1, 2014 through May 22, 2019.  The closing price of the Fund on May 22, 2019 was $183.00.  We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification.  The historical performance of the Fund should not be taken as an indication of future performance, and no assurance can be given as to the price of the Fund at any time, including on the determination dates.

iShares PHLX Semiconductor ETF Daily Closing Prices January 1, 2014 to May 22, 2019

May 2019	Page 16

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities
iShares PHLX Semiconductor ETF (CUSIP: 464287523)	High ($)	Low ($)	Period End ($)
2014
First Quarter	80.02	70.32	79.70
Second Quarter	86.61	76.13	86.37
Third Quarter	89.63	81.59	86.85
Fourth Quarter	95.84	74.71	92.90
2015
First Quarter	99.54	88.36	94.04
Second Quarter	101.10	91.79	92.09
Third Quarter	92.80	76.01	81.40
Fourth Quarter	93.68	80.47	89.79
2016
First Quarter	92.15	75.77	91.65
Second Quarter	97.01	85.51	93.73
Third Quarter	113.01	91.15	113.01
Fourth Quarter	127.08	108.62	122.69
2017
First Quarter	137.34	122.01	136.85
Second Quarter	154.37	129.91	140.18
Third Quarter	158.60	138.28	158.60
Fourth Quarter	181.77	159.54	169.82
2018
First Quarter	196.31	165.34	180.13
Second Quarter	195.33	168.35	178.26
Third Quarter	191.86	175.94	185.17
Fourth Quarter	185.97	145.30	156.88
2019
First Quarter	195.90	148.84	189.60
Second Quarter (through May 22, 2019)	215.77	183.00	183.00

This document relates only to the securities offered hereby and does not relate to the Fund.  We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above.  In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares.  Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the Fund (and therefore the price of the Fund at the time we price the securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Fund.

We and/or our affiliates may presently or from time to time engage in business with iShares.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the Fund.  The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws.  As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the Fund.

iShares® is a registered trademark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the

May 2019	Page 17

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The PHLX Semiconductor SectorSM Index.  The PHLX Semiconductor SectorSM Index is a modified capitalization-weighted index that tracks the performance of a set of companies engaged in the design, distribution, manufacture and sale of semiconductors.  For additional information about the PHLX Semiconductor SectorSM Index, please see the information set forth under “PHLX Semiconductor SectorSM Index” in the accompanying index supplement.

May 2019	Page 18

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Postponement of the maturity date and early redemption dates:	If any determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, the early redemption date or maturity date will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.
Share underlying index:	PHLX Semiconductor SectorSM Index
Share underlying index publisher:	Nasdaq Inc. or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

May 2019	Page 19

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:	Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, each security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

▪ A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

▪

Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”).  Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”).  However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security.  Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date.  However, we will provide an updated determination in the pricing supplement.  Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination.  Section 871(m) is complex and its application may depend on your particular

May 2019	Page 20

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities circumstances, including whether you enter into other transactions with respect to an Underlying Security.  If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.  You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes.  We will receive, in aggregate, $1,000 per security issued.  The costs of the securities borne by you and described beginning on page 3 above comprise the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third-party dealers.  We expect our hedging counterparties to take positions in the underlying shares, in futures and/or options contracts on the underlying shares or any component stocks of the share underlying index listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging.  Such purchase activity could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying shares must close on the determination dates so that the securities are redeemed prior to maturity for the early redemption payment, and (ii) the downside threshold level, which is the price at or above which the underlying shares must close on the final determination date so that you are not exposed to the negative price performance of the underlying shares at maturity.  In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the determination dates, by purchasing and selling the underlying shares, options contracts relating to the underlying shares or any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches.  Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the price of the underlying shares on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”).  ERISA Section 406 and Code Section 4975 generally prohibit transactions

May 2019	Page 21

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments.  The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)

the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure

May 2019	Page 22

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities to exercise any rights we have under or with respect to the securities;

(ii)

we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)

any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)

our interests are adverse to the interests of the purchaser or holder; and

(v)

neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. will act as the agent for this offering and will not receive a sales commission in connection with sales of the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.  When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment amounts, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

May 2019	Page 23

Morgan Stanley Finance LLC
Jump Securities with Auto-Callable Feature Based on the Performance of the iShares PHLX Semiconductor ETF due June 5, 2024, With 1-year Initial Non-Call Period Principal at Risk Securities
Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates.  You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov.  Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

May 2019	Page 24